UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 29, 2011

ESCALADE, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-6996	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-4449
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders

On April 29, 2011, Escalade, Incorporated (the “Company”) held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the stockholders voted on the election of directors and the appointment of the Company’s independent registered public accounting firm for the Company’s 2011 fiscal year.

In the election of directors, as described in the Company’s proxy statement relating to the Annual Meeting, the four incumbent directors whose terms were expiring were nominated for reelection for a two year term. The three other incumbent directors are currently serving a two year term that will expire at the 2012 Annual Meeting.  The results of the voting in the election of directors are as follows:

	Number of Votes
Director Nominee	For	Withheld

Robert E. Griffin	8,843,231	870,727
Robert J. Keller	8,863,537	850,421
Richard F. Baalmann, Jr.	8,963,757	750,201
Patrick J. Griffin	8,157,301	1,556,657

Therefore, Messrs. R. Griffin, Keller, Baalmann and P. Griffin were elected to the Board.  There were 2,704,693 broker non-votes with respect to the election of each of the nominees.

As to the appointment of the firm, BKD, LLP to serve as the Company’s independent registered public accounting firm for the Company’s 2011 fiscal year, the Company’s stockholders ratified such appointment by a vote of 11,643,246 shares FOR, 37,056 shares AGAINST, and 34,850 shares ABSTAINED, with no broker non-votes.  Therefore, the appointment of BKD, LLP was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date: May 4, 2011	ESCALADE, INCORPORATED

	By:	/s/ Deborah J. Meinert
Vice President Finance, Chief Financial Officer and Secretary